Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Date:        August 1, 1998

Contact:     Brad J. Buscher
             Chairman and CEO
             Mercury Waste Solutions, Inc.
             507-345-0522



Union Grove, Wisconsin, August 1, 1998 -- Mercury Waste Solutions, Inc. (NASDAQ:MWSI) announced that on Friday, July 31, 1998, an equipment malfunction occurred at its Union Grove, Wisconsin mercury recycling facility. A larger than normal release of smoke from the facility's exhaust system resulted in a response by local fire authorities. The malfunction was a partial airflow blockage in one of its mercury collection systems. Tests conducted during and after the malfunction showed no anomalous mercury readings outside of the facilities. There was also no fire within the facility. The situation has been reviewed by the local Fire Department, the Wisconsin Department of Natural Resources and the Wisconsin Department of Health. All equipment is functioning properly and there has been no interruption in operations or production.

Mercury Waste Solutions provides services and products to assist companies in reducing their risk of liability associated with mercury waste disposal. The Company has sales/processing facilities in Union Grove, Wisconsin and Roseville, Minnesota; sales/storage facilities in Marietta, Georgia, Indianapolis, Indiana and Albany, New York, and corporate offices in Mankato, Minnesota.



"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING MERCURY WASTE SOLUTIONS, INC.'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE MOST-RECENTLY ENDED FISCAL YEAR.